EXHIBIT 5.2
EXCHANGE AGREEMENT
December 18, 2009
     Fairfax Financial Holdings Limited, Odyssey America Reinsurance Corporation, and TIG Insurance Company (“Investors”) and International Coal Group, Inc., a Delaware corporation (the “Company”), agree pursuant to this Exchange Agreement (the “Agreement”) to the following:
1. Exchange Agreement. Each Investor will exchange (the “Exchange”) the principal amount of 9.00% Convertible Senior Notes due 2012 (the “Notes”) of the Company beneficially owned by such Investor for shares, par value $0.01 per share, of the Company’s common stock (the “Shares”) listed next to each Investor’s name as follows:

	Principal Amount	Number of
	Of Notes	Shares
Fairfax Financial Holdings Limited	$15,000,000	4,308,094
Odyssey America Reinsurance Corporation	$7,500,000	2,154,047
TIG Insurance Company	$7,500,000	2,154,047
2. Closing of Exchange. The Exchange will occur on December 22, 2009 (the date of such exchange, the “Exchange Date”). The closing of the Exchange will occur through the facilities of The Depository Trust Company (“DTC”).
3. Further Agreements.
(a)	On the Exchange Date, the Company will issue and deliver the Shares to each Investor, against delivery by Investors of the Notes to the Company, by causing the Company’s transfer agent to credit the account of each Investor’s DTC participant with the Shares. The Shares shall be validly issued, fully paid for and non-assessable. Accrued and unpaid interest through and including December 21, 2009 shall be paid by the Company on the Exchange Date by wire transfer of cash pursuant to instructions provided by each Investor.

(b)	On the Exchange Date, each Investor will deliver the Notes to the Company, against receipt of the Shares of the Company, by causing its DTC participant to deliver the Notes to The Bank of New York Trust Company, N.A. as depositary for the Company (the “Depositary”). Such delivery by each Investor will constitute the sale, assignment and transfer to the Company of all right, title and interest in and to the Notes by such Investor. In connection with the closing of the Exchange, each Investor will provide written instructions to Investor’s DTC participant to effect the Exchange and will provide the Company written instructions regarding such Investor’s DTC participant to which the account of which the Shares should be credited. Upon reasonable request of the Company, the trustee under the Indenture or the Depositary, each Investor will execute and deliver additional documents and take such further acts that are necessary to effect the Exchange. No Investor will sell, assign, transfer, pledge, hypothecate or otherwise dispose of or encumber the Notes prior to their delivery to the Company.

(c)	The Exchange will be made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 3(a)(9) of the Securities Act. The Company has not filed and will not file a registration statement under the Securities Act or any other federal or state securities laws with respect to the Shares or the Exchange. The Shares received by each Investor will not contain a restricted legend and, provided that the Notes are freely tradeable by the such Investor, will be freely tradeable subject to Section 3(d).

(d)	Each Investor agrees not to sell any of the Shares prior to the earlier of (i) February 28, 2010 and (ii) consummation of a public or private offering of equity securities by the Company.
4. Representations and Warranties.
(a)	Each Investor, severally and not jointly, represents and warrants that, as of the date hereof and as of the Exchange Date, (i) such Investor owns the aggregate principal amount of the Notes specified above, free and clear of any liens, other encumbrances or adverse claims, (ii) such Notes are held through the book-entry facilities of DTC by the DTC participant listed on the signature page hereto, (iii) such Investor has full power and authority to deliver Notes in the Exchange, (iv) the Notes to be delivered will not be subject to any lien, other encumbrance, adverse claim created by Investor, and (v) this Agreement is a valid, binding agreement, enforceable against Investor.

(b)	The Company represents and warrants that, as of the date hereof and as of the Exchange Date, (i) upon the closing of the Exchange, the Shares will be validly issued, fully paid for and non-assessable and shall be free and clear of all encumbrances and restrictions (other than any created by Investor), except for restrictions on transfer set forth in this Agreement, (ii) the issuance of the Shares in the Exchange will be made pursuant to an exemption from the registration requirements of the Securities Act contained in Section 3(a)(9) of the Securities Act, (iii) the execution, delivery and performance by the Company of this Agreement and the issuance of the Shares require no consent of, action by or in respect of, or filing with, any person, governmental body, agency, or official, and (iv) this Agreement is a valid, binding agreement, enforceable against the Company.
5. Miscellaneous.
(a)	By signing this Agreement, each Investor acknowledges that such Investor is a sophisticated qualified institutional buyer with extensive expertise and experience in financial and business matters and in evaluating convertible securities and purchasing and selling such securities, that none of the Company or any of its shareholders, directors, officers, employees, affiliates, agents or other related persons (together, the “Company Parties”) has given any investment advice or rendered any opinion to Investor regarding the Exchange, that Investor is not relying on any representation or warranty of any Company Party (other than as specifically set forth in Section 4(b) hereof) and that such Investor has had access to such information as Investor has deemed necessary in order to make Investor’s decision to participate in the Exchange. Each Investor has relied upon its own assessment of the Company and its analysis of the merits and risks of the Notes and the Shares in making its investment decision.
(b)	By signing this Agreement, each Investor acknowledges that such Investor has been informed by the Company that the Company and the Company Parties may have in their possession (i) non-public information concerning the Company, including information regarding the Company’s business, operations and prospects, and (ii) non-public information specifically relating to the Notes and the Shares, which if known publicly could materially affect the market price of the Notes or the Shares or the price at which other holders of the Notes or the Shares may be willing to sell such securities (collectively, the “Company Information”), which may be positive or negative.

(c)	Each Investor acknowledges that the Company currently may be engaged, or may in the future engage, in a broad range of transactions, including transactions related to the Notes or the Shares.

(d)	This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Any legal action or proceeding with respect to this Agreement or the Exchange shall be brought in the courts of the State of New York or of the United States located in New York County, New York. By execution and delivery of this Agreement, each Investor irrevocably agrees to the jurisdiction of those courts and waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which Investor may now or hereafter have to the bringing of any action or proceeding in such courts in respect of this Agreement or the Exchange. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)	This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(f)	Each party hereto shall bear all of its legal, accounting and other costs and expenses incident to the negotiation of this Agreement and the performance of the transactions contemplated herein.

     This Agreement is hereby confirmed and accepted by the parties hereto as of the date first written above.

INTERNATIONAL COAL GROUP, INC.
By:	/s/ Bradley W. Harris
	Name:	Bradley W. Harris
	Title:	CFO and Treasurer

FAIRFAX FINANCIAL HOLDINGS LIMITED
/s/ Paul Rivett
Name:	Paul Rivett
Title:	Vice President and Chief Legal Officer

Participant Name:

Participant Contact Information:
Address:

Telephone:

Please transfer the shares through DWAC to the
participant’s account at:
Broker Name:

Broker Contact Information:
Address:

Telephone:

Email:

Participant DTC Number:
Participant Broker
Account Number:

ODYSSEY AMERICA REINSURANCE CORPORATION By its Investment Manager, Hamblin Watsa Investment Counsel Ltd.
By:	/s/ Paul Rivett
	Name:	Paul Rivett
	Title:	Vice President and Chief Operating Officer

Participant Name:

Participant Contact Information:
Address:

Telephone:

Please transfer the shares through DWAC to the
participant’s account at:
Broker Name:

Broker Contact Information:
Address:

Telephone:

Email:

Participant DTC Number:

Participant Broker
Account Number:

TIG INSURANCE COMPANY By its Investment Manager, Hamblin Watsa Investment Counsel Ltd.
By:	/s/ Paul Rivett
	Name:	Paul Rivett
	Title:	Vice President and Chief Operating Officer

Participant Name:
Participant Contact Information:
Address:

Telephone:

Please transfer the shares through DWAC to the
participant’s account at:
Broker Name:

Broker Contact Information:
Address:

Telephone:

Email:

Participant DTC Number:

Participant Broker
Account Number:

Please note: If notes are being DWAC’d from more
than one DTC participant, need information for
each participant.